Exhibit 99.1

     Perma-FIX SCHEDULES RELEASE FOR YEAR ENDING 2005 RESULTS AND CONFERENCE
                                      CALL

ATLANTA, Feb. 28 /PRNewswire-FirstCall/ -- Perma-Fix Environmental Services, Inc. (Nasdaq: PESI; BSE: PESI) (Germany: PES.BE) today announced that it will release earnings for the year ending 2005 the morning of Tuesday, March 7, 2006. In conjunction with the Company's year ending 2005 earnings release, there will be a conference call held at 11:00 a.m. EST on Tuesday, March 7. The call will be available on the Company's web site at http://www.perma-fix.com or by calling 1-866-558-0218 for U.S. callers or 1-706-679-5417 for international callers. The conference call will be led by Dr. Louis F. Centofanti, Chairman and CEO, and Richard T. Kelecy, Vice President and CFO, of Perma-Fix Environmental Services, Inc.

    What: Perma-Fix Environmental Year Ending 2005 Operating Results Conference Call

    When:  Tuesday, March 7, 2006, at 11:00 a.m. EST

    Where:  http://www.perma-fix.com or 1-866-558-0218 or 1-706-679-5417
            (Callers should dial in approximately 10 minutes before the call begins.)

The conference call replay will be available one hour following the call, through midnight March 14, 2006, and can be accessed by calling: 1-800-642-1687 (U.S. callers) or 1-706-645-9291 (International callers) and entering Conference ID 5845016.

Perma-Fix Environmental Services, Inc. is a national environmental services company, providing unique mixed waste and industrial waste management services. The Nuclear Segment provides radioactive and mixed waste treatment services to hospitals, research laboratories and institutions, numerous federal agencies including the Departments of Energy and Defense and nuclear utilities. The Industrial Segment provides hazardous and non-hazardous waste treatment services for a diverse group of customers including Fortune 500 companies, numerous federal, state and local agencies and thousands of smaller clients. The company operates nine major waste treatment facilities across the country.

Please visit us on the World Wide Web at http://www.perma-fix.com .

SOURCE  Perma-Fix Environmental Services, Inc.
    -0-                             02/28/2006
    /CONTACT: Dr. Louis F. Centofanti, Chairman and CEO of Perma-Fix Environmental Services, Inc., +1-404-847-9990; or James Kautz, jkautz@epochfinancial.com, or J. Todd Atenhan, both of EPOCH Financial Group, Inc., +1-888-917-5105; or Herbert Strauss, European investor relations in Austria, +43 316 296 316, or herbert@eu-ir.com, all for Perma-Fix
Environmental Services/
    /Web site:  http://www.perma-fix.com /